Exhibit 10.1

SEVENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 29th day of August, 2008, by and between Silicon Valley Bank (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) whose address is 14000 Summit Drive, Suite 900, Austin, Texas 78728.

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of November 28, 2005, that certain Letter amending Loan and Security Agreement by and between Bank and Borrower dated as of March 30, 2006, that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2006, that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of February 28, 2007, that certain Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 28, 2008, that certain Fifth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 27, 2008 and that certain Sixth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 6, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to (i) reset the financial covenants, (ii) waive certain covenant violations, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Schedule Section 5 (FINANCIAL COVENANTS (Section 5.1)).  The paragraphs regarding Minimum Tangible Net Worth and Subordinated Debt prior to the “Definitions” portion of Section 5 of the Schedule to the Loan Agreement are hereby amended and restated to read as follows:

                                                “Minimum Tangible Net Worth.  Borrower shall maintain a minimum Tangible Net Worth of not less than Seven Hundred Fifty Thousand Dollars ($750,000) for the measuring periods ending August 31, 2008 and September 30, 2008.  Thereafter, Borrower and Bank agree to reset the minimum Tangible Net Worth covenant, effective beginning with the measuring period ending October 31, 2008, based on a final revised forecast to be delivered by Borrower to Bank no later than October 5, 2008.

                                                Subordinated Debt.  Borrower shall have received (a) at least One Million Dollars ($1,000,000) in proceeds from the issuance of Subordinated Debt no later than September 5, 2008, and (b) at least Two Million Dollars ($2,000,000) (exclusive of the One Million Dollars ($1,000,000) required in clause (a) above) in proceeds from the issuance of Subordinated Debt no later than September 30, 2008.  If Borrower fails to receive a total of at least Three Million Dollars ($3,000,000) in proceeds from the issuance of Subordinated Debt by September 30, 2008, in addition to all other rights and remedies available to Bank hereunder, Borrower shall pay to Bank a fee equal to Ten Thousand Dollars ($10,000).”

3.                                      Waiver.  Bank hereby waives Borrower’s default under Section 5 of the Schedule to the Loan Agreement with respect to the Tangible Net Worth requirement solely for the measuring period ending July 31, 2008.

4.                                      Limitation of Amendments.

4.1                               The amendments set forth in Section 2 and the waiver set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3                               The organizational documents of Borrower delivered to Bank with the Sixth Amendment to Loan and Security Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.                                      Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of an amendment fee in an amount equal to Two Thousand Five Hundred Dollars ($2,500).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		XPLORE TECHNOLOGIES CORPORATION OF AMERICA

By:	/s/ Regina Perkins	By:	/s/ Michael J. Rapisand
Name:	Regina Perkins	Name:	Michael J. Rapisand
Title:	Relationship Manager	Title:	Chief Financial Officer